Exhibit 10.7

PALOMAR HOLDINGS, INC.

NOTICE OF GRANT OF PERFORMANCE STOCK UNITS

(For U.S. Participants)

Palomar Holdings, Inc. (the “Company”) has granted to the Participant an award (the “Award”) of certain Performance Stock Units pursuant to the Palomar Holdings, Inc. 2019 Equity Incentive Plan (the “Plan”), each of which represents the right to receive on the applicable Settlement Date one (1) share of Stock, as follows. Capitalized terms used herein and not otherwise defined have the meanings set forth in the Plan or the Performance Stock Units Agreement (“PSU Agreement”).

Participant: Employee ID:
Date of Grant:
Target Number of Units:	TOTAL_SHARES_GRANTED, (each a “Unit”), subject to adjustment as provided by the Performance Stock Units Agreement. Each Unit shall be a Performance Share for purposes of the Plan.

Performance Period	January 1, 2026 – December 31, 2028
Maximum Number of Units:	200% of Target Number of Units

Settlement Date:

Except as provided by the Performance Stock Units Agreement, the date on which a Unit becomes a Vested Unit.

Subject to the terms of the PSU Agreement, Participant’s continued Service from the Vesting Start Date through December 31, 2028.

Subject to Participant’s satisfaction of the Service Vesting Condition, the number of Vested Units (disregarding any resulting fractional Unit) will be equal to the Target Number of Units multiplied by the applicable Payout Level determined by the Committee in accordance with the Performance Vesting Criteria set out in Attachment 1 to this Grant Notice (the “Performance Vesting Conditions”) for:

(i)
the one-year Performance Period commencing on January 1, 2026, and ending on December 31, 2026, with respect to 30% of the Target Number of Units, which are eligible to vest subject to the level of attainment of the Gross Written Premium during such Performance Period; and
(ii)
the three-year Performance Period commencing on January 1, 2026, and

Vesting Start Date:
Service Vesting Condition: Vested Units:

DOCPROPERTY DOCXDOCID DMS=IManage Format=<<NUM>>.<<VER>> PRESERVELOCATION \* MERGEFORMAT 1628750810.2

Superseding Agreement:
ending on December 31, 2028, with respect to 70% of the Target Number of Units which are eligible to vest subject to the level of attainment of the Adjusted Return on Equity performance metric during such Performance Period; and,

For the avoidance of doubt, no Units will become Vested Units unless each of the Service Vesting Condition and the Performance Vesting Conditions are both met with respect to such Units as determined by the Compensation Committee.

Mandatory Sale To Cover Withholding Taxes

As a condition to acceptance of this Award, to the fullest extent permitted under the Plan, Article 7 of the Restricted Stock Units Agreement and applicable law, withholding taxes and other tax related items will be satisfied through the sale of a number of the shares of Stock issued on the settlement of Vested Units and the remittance of the cash proceeds to the Company. The Company is authorized and directed by the Participant to make payment from the cash proceeds of this sale directly to the appropriate taxing authorities in an amount equal to the taxes required to be withheld. The mandatory sale of shares of Stock to cover withholding taxes and tax related items is imposed by the Company on the Participant in connection with the receipt of this Award, and it is intended to comply with the requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act and be interpreted to meet the requirements of Rule 10b5-1(c).

DOCPROPERTY DOCXDOCID DMS=IManage Format=<<NUM>>.<<VER>> PRESERVELOCATION 1628750810.2

By their signatures below or by electronic acceptance or authentication in a form authorized by the Company, the Company and the Participant agree that the Award is governed by this Grant Notice and by the provisions of the Performance Stock Units Agreement and the Plan, both of which are made a part of this document, and by the Superseding Agreement, if any. The Participant acknowledges that copies of the Plan, the Performance Stock Units Agreement and the prospectus for the Plan are available on the Company’s internal web site and may be viewed and printed by the Participant for attachment to the Participant’s copy of this Grant Notice. The Participant represents that the Participant has read and is familiar with the provisions of the Performance Stock Units Agreement and the Plan, and hereby accepts the Award subject to all of their terms and conditions.

PALOMAR HOLDINGS, INC.
By:

Address:	7979 Ivanhoe Avenue, Suite 500
La Jolla, CA 92037

ATTACHMENTS: Attachment 1 Performance Goals; 2019 Equity Incentive Plan, as amended to the Date of Grant; Performance Stock Units Agreement and Plan Prospectus

DOCPROPERTY DOCXDOCID DMS=IManage Format=<<NUM>>.<<VER>> PRESERVELOCATION 1628750810.2

Attachment 1

2026 Grant Performance Vesting Criteria

(performance dollar levels are in thousands)

2026 Grant Performance Metrics & Weightings	Minimum/ Threshold	Target	Maximum
Gross Written Premiums (with fees) (applies to 30% of Target Number of Units)	$2.21B	$2.46B	$2.71B
Adjusted Return on Equity (applies to 70% of Target Number of Units)	9%	12%	15%

Performance Metrics Payout Level Percentage	50%	100%	200%

Gross Written Premiums (with fees) and Adjusted Return on Equity shall have the applicable meanings as defined in the Company’s Form 8-K Earnings Releases, Quarterly Reports on Form 10-Q and Annual Report on Form 10-K for the applicable Performance Periods for such Performance Metrics which can be found on the Company’s Investor Relations website (www.plmr.com >> Investors >> Financials >> SEC Filings). Gross Written Premium (with fees) (“GWP) will be measured over a one-year Performance Period from January 1, 2026, to December 31, 2026, and adjusted Return on Equity (“AROE”) will be measured by taking the average annual AROE over a three-year Performance Period from January 1, 2026, to December 31, 2028. Each Performance Metric shall be evaluated separately for purposes of the determined Payout Level percentage for such Performance Metric.

Limitation on Amount of Payment. Notwithstanding anything in this Agreement to the contrary, under no circumstances can a Participant earn more the Maximum Number of Units set forth in the Grant Notice.

DOCPROPERTY DOCXDOCID DMS=IManage Format=<<NUM>>.<<VER>> PRESERVELOCATION 1628750810.2